ALL GRADE MINING, INC. 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 28 March 2013

ALL GRADE MINING, INC..
 (Exact of registrant as specified in its charter)

COLORADO	0000823544	*
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

370 West Pleasantview Avenue Hackensack , New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 788-3785
	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant
On 25 February 2013, All Grade Mining, Inc. has retained Paritz & Co. as their Independent Auditor, replacing Marcum, L.L.C. who was dismissed for non-accounting financial reasons.  This was endorsed by the Board of Directors.

There was no outstanding disagreement with accounting principals, or practices, and Marcum LLP is authorized to discuss all matters with the new certifying accountant, Paritz & Co. There have been no reportable events as provided in Item 304 (a) (1) (v) of Regulation SK up to and including the dismissal of Marcum, LLP  except for the material weakness Marcum LLP advised the Company which indicated that internal controls necessary for reliable financial statements did not exist. Marcum’s audit report for the year ended December 31, 2011 included an explanatory paragraph as to the Company’s ability to continue as a going concern.  The Company provided Marcum, LLP with a copy of this Form  8-K,  and requested  that  Marcum, L.L.P. furnish  a letter addressed  to the Commission   stating  whether  they  agree  with the disclosures contained  in this 8-K. Marcum LLP has not furnished said letter despite multiple revisions to this 8K/A at their request (revisions included herein) and the Company takes this as a refusal to furnish said letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           20 September 2013
      Hackensack, New Jersey

All Grade Mining, Inc.

/s/ Gary Kouletas
By: Gary Kouletas, CEO